                                                              EXHIBIT (H)(7)(C)

                AMENDMENT NO. 9 TO FUND PARTICIPATION AGREEMENT

   This Amendment No. 9 to the Fund Participation Agreement ("Agreement") effective March 28, 2002, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC ("Distributor"), a Delaware limited liability company, and American General Life Insurance Company, a Texas life insurance company (the "Company") is effective as of December 1, 2008.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

   1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

   2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS ASPEN SERIES

By:     -----------------------------
Name:   -----------------------------
Title:  -----------------------------

JANUS DISTRIBUTORS LLC

By:     -----------------------------
Name:   -----------------------------
Title:  -----------------------------

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AMERICAN GENERAL LIFE INSURANCE COMPANY

By:     -----------------------------
Name:   -----------------------------
Title:  -----------------------------

Attest: -----------------------------
Name:   -----------------------------
Title:  -----------------------------

        (Corporate Seal)

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                                  Schedule A
                  Separate Accounts and Associated Contracts
                           (As of December 1, 2008)

Name of Separate Account and Date        Contracts Funded
Established by the Board of Directors    By Separate Account
-------------------------------------    -------------------------------------

American General Life Insurance          Platinum Investor Variable Annuity
Company                                  Platinum Investor Immediate Variable
Separate Account D                       Annuity
Established November 19, 1973

American General Life Insurance          Platinum Investor I & Platinum
Company                                  Investor II VUL
Separate Account VL-R                    Platinum Investor III VUL
Established May 6, 1997                  Platinum Investor Survivor VUL
                                         Platinum Investor Survivor II VUL
                                         Platinum Investor PLUS VUL
                                         Corporate America - Variable VUL
                                         Platinum Investor FlexDirector VUL
                                         Platinum Investor IV VUL
                                         Platinum Investor VIP VUL
                                         AIG Corporate Investor VUL
                                         AIG Income Advantage VUL
                                         AIG Protection Advantage VUL
                                         AIG Income Advantage Select
                                         Survivor Advantage
                                         Corporate Investor Select